EXHIBIT 10.2

Consent and Waiver

This Consent and Waiver is made by and between SpaceDev, Inc. (“SpaceDev”) and the Shareholder Agent, all as set forth in a certain Escrow Agreement (the “Agreement”) dated as of January 31, 2006 between the parties hereto and Zions First National Bank, as Escrow Agent.

Under Section 2.6(a) of the Agreement, the assets held in the Escrow Account are to be distributed on the Expiration Date, which is defined in the Agreement as the date that is 10 days after the date of the audit opinion for the Starsys financial statements for fiscal year 2006. By their signatures to this Consent and Waiver, the parties hereto agree that (i) no claims have been or will be made against the Escrow Account, and (ii) notwithstanding that the audit opinion referenced above has not been delivered as of the date of this Consent and Waiver, the assets held in the Escrow Account shall be distributed as soon as practicable pursuant to Section 2.7 of the Agreement.

By their signatures below, the parties agree to the statements above:

SPACEDEV, INC.                                                                           SCOTT TIBBITTS, as shareholder agent

By:      /s/ Richard B. Slansky                                                             By:       /s/ Scott Tibbitts
Richard B. Slansky                                                                           Scott Tibbitts
President

DATED AS OF JUNE 5, 2007